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                                                                     EXHIBIT 4.5

                                 FIRST ADDENDUM
                                       TO
                               FOUNDERS' AGREEMENT


        THIS FIRST ADDENDUM TO FOUNDERS' AGREEMENT ("Addendum") is made as of the 28th day of May, 1999, by and among YESMAIL.COM, INC., a Delaware corporation, and formerly known as WP Holding, Inc. (the "Company"), and the stockholders of the Company executing this Addendum (the "Stockholders").

                                   WITNESSETH:

        WHEREAS, the parties have entered into that certain Founders' Agreement dated as of the 26th day of March, 1999 (as amended hereby and from time to time, the "Founders' Agreement"), pursuant to which the Stockholders and the Company agreed to certain rights, restrictions and obligations among such Stockholders, including, among others, a right of certain Stockholders referred to in the Founders' Agreement as the "SCI Group" to purchase from certain Stockholders referred to in the Founders' Agreement as the "AV Group" all of the AV Group's Common Stock of the Company, under the terms and conditions and as further described in Section 10(a) thereof (the "Rights of Purchase") (other capitalized terms used herein having the meanings ascribed to such terms in the Founders' Agreement, unless otherwise defined herein); and

        WHEREAS, under the terms of the Founders' Agreement, the SCI Group's said Right of Purchase was to terminate and be of no further force or effect upon the occurrence of certain events further described therein, which events as of the date hereof have occurred; and

        WHEREAS, the parties desire to execute this Addendum to the Founders' Agreement to: (a) modify, amend, terminate and void the Right of Purchase in light of the occurrence of the events described in the Founders' Agreement; (b) enable the Stockholders to transfer their Shares to a family trust or limited partnership of which such Stockholder retains sole and exclusive control over the voting and disposition of the said Shares until the termination of the Founders' Agreement; and (c) make such other clarifications as are necessary and appropriate.

        NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Founders' Agreement as follows:

        1. Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.

        2. Termination of Right to Purchase. The parties hereto acknowledge and agree that as of the date hereof no "Purchase Event" (as defined in Section 10(a) of the Founders' Agreement) has occurred or after the date hereof no Purchase Event can occur, and accordingly the SCI Group's Right of Purchase as set forth in Section 10 shall hereby be terminated without further action by any of the


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parties hereto and without further rights or obligations on the part of the AV
Group or any of its successors, transferees or assigns and said Right of Purchase shall be void and no further force or effect.

        3. Transfer for Estate Planning Purposes. Section 4 of the Founders' Agreement is hereby amended by inserting a new paragraph at the end of such Section as follows:

               Notwithstanding the above, a Stockholder may, without complying with the provisions of this Section 4 and for estate planning purposes only, transfer all or any of his Shares to, or for the benefit of, any family trust or limited partnership so long as with respect to (i) the trust, the trust instrument governing said trust shall provide, or (ii) the limited partnership, the limited partnership agreement shall provide that such Stockholder, as trustee, general partner or otherwise, as the case may be, shall retain sole and exclusive control over the voting and disposition of such Shares until the termination of the Founders' Agreement; and any such transfers made on or prior to the date of this Addendum are specifically authorized and permitted.

        4. Additional Permitted Transfer. Keith E. Speer is specifically authorized and permitted to transfer 50,000 shares of common stock in the Company to the Lisa Blue Dynasty Trust, Bartly J. Loethen, Trustee.

        5. Clarification of Transfer Upon Initial Public Offering or Sale. Notwithstanding any provision contained in Section 2 or 3 of the Founders' Agreement which may be to the contrary, the total percentage of outstanding shares of Common Stock of the Company owned in the aggregate by the AV Group and the SCI Group referenced in Section 2(a) or (b) or Section 3(a) or (b) of the Founders' Agreement for the purpose of computing the Minimum Sale Proceeds transfer amount pursuant to Section 2 or the share transfer amount pursuant to
Section 3 shall be the respective percentage of Common Stock held by the AV Group and the SCI Group as of the date of the merger between SCI and WP Holding, Inc. and shall not include any stock options, restricted stock or series A preferred stock which may be acquired such parties, but such respective percentages may be diluted through any subsequent issuance of shares. Furthermore, while each group's total percentage may be diluted through any subsequent issuance of shares, the ratio of stock ownership between the SCI Group and the AV Group shall remain 4:1.

        6. Survival of Founders' Agreement Provisions upon Initial Public Offering. Section 13 of the Founders' Agreement shall be restated in its entirety to rad as follows:

        "13. TERM.

                (a) This Agreement shall terminate upon the earliest to occur of: (i) the voluntary written agreement by all of the Stockholders of the Company who are, at that time, bound by the terms of this Agreement; (ii) the dissolution, bankruptcy or receivership of the



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                        Company; (iii) a Sale Transaction that is duly approved
                        by the Company and in accordance with the terms hereof; or (iv) there is a public offering of the capital stock of the Company pursuant to an effective registration statement filed on any form promulga ted by the SEC under the Securities Act of 1933, as amended, which generates trading in the Shares on an established securities market or permits the Shares to be readily tradable on a secondary market. Upon termination of this Agreement, the Stockholders shall surrender to the Company their stock certificates and the Company shall issue to them an equal number of Shares without the legend set forth in this Agreement.

                (b) Notwithstanding the provisions of this Agreement referenced above, the following provisions shall survive any termination of this Agreement by reason of an Initial Public Offering, pursuant to Section 13(a)(iv):

                        (i) The Registration Rights Agreement dates as referenced in Section __ of this Agreement shall survive the registration of an initial public offering;

                        (ii) The provisions of Section 3 of this Agreement shall survive the registration of an initial public offering until such time as the transfer of shares pursuant to said Section 3 takes place, or until such right expires according to its terms; and

                (c) Notwithstanding the provisions of this Agreement referenced above, the following provisions shall survive any termination of this Agreement by reason of a sale of the Company, pursuant to section 13(a)(iii):

                        (i) The provisions of Section 2 of the Founders' Agreement shall survive the sale of the Company only until such time as the transfer of funds pursuant to said Section 2 takes place.

                        provided, however, Section 2 shall terminate in the event that an IPO occurs as referenced in Section 13(a)(iv), above prior to any Sale transaction referenced in Section 13(a)(iii), above."



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        7. Confirmation of Share Ownership. Each of the Stockholders and the
Company hereby confirms the stock ownership of the Stockholders is as set forth on the attached Exhibit A and each Stockholder represents and warrants to the Company and the other Stockholders that said Stockholder's ownership is correctly set forth on Exhibit A.

        8. Survival of Founders' Agreement. This Addendum modifies and amends only that portion of the Founders' Agreement stated herein. In all other respects, the Founders' Agreement as so modified is ratified and affirmed by the parties and all other provisions and obligations of the Founders' Agreement remain unaltered and in full force and effect and shall apply to this Addendum with full force and effect as if this Addendum were a part thereof. To the extent that any term or provision of this Addendum is or may be deemed expressly inconsistent with any term or provision in the Founders' Agreement or any other document executed in connection with the transactions contemplated thereby, the terms and provisions hereof shall control.

        This Addendum may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Addendum in the presence of:

                                            COMPANY:

                                            YESMAIL.COM, INC. (formerly WP
                                            Holding, Inc.), a Delaware
                                            corporation


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            STOCKHOLDERS:

SCI GROUP:


                                            ____________________________________
                                            KENNETH WRUK, Individually



                                            ____________________________________
                                            KEVIN MANLEY, Individually



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                                            ____________________________________
                                            KEITH SPEER, Individually



                                            ____________________________________
                                            JOHN WEISS, Individually



                                            ____________________________________
                                            JACK GOLDBERG, Individually



                                            ____________________________________
                                            HARVEY MORRIS, Individually



                                            ____________________________________
                                            BARBARA FISHER, Individually

AV GROUP:

                                            ____________________________________
                                            ALEXANDER F. HERN, Individually



                                            ____________________________________
                                            RIVERSON LEONARD, Individually



                                            ____________________________________
                                            DAVID TOLMIE, Individually



                                            ____________________________________
                                            BRYAN KENNEDY, Individually



                                            ____________________________________
                                            MIKE SANTER, Individually



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